Exhibit 3.2

FIRST WEST VIRGINIA BANCORP, INC.

RESOLUTIONS

OF THE

BOARD OF DIRECTORS

WHEREAS, On August 8, 2006, the Securities and Exchange Commission (SEC) approved new American Stock Exchange (“Amex”) listing standards regarding Direct Registration System (DRS) eligibility requirements. In particular, Amex Rule 778 and Section 135 of the Amex Company Guide, which are identical to the listing standards of the New York Stock Exchange, NASDAQ and several regional exchanges, require virtually all securities to be eligible for DRS in order to qualify for initial and continued listing on the Amex. The said rule change by Amex also requires that the DRS be operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934.

WHEREAS, the Company has been advised by its transfer agent that in order to be eligible for such a direct registration system, the Company’s Bylaws must permit book-entry ownership and that its transfer agent is also registered under Section 17A of the Securities Exchange Act of 1934.

NOW, THEREFORE, BE IT:

RESOLVED, that Article III of the corporations’ Bylaws is hereby amended and restated to read in its entirety as follows:

Section 3.01. CERTIFICATES. The shares of the corporation’s capital stock may be represented by certificates or uncertificated. Certificates of stock shall be issued in numerical order, and shall be signed by any two officers of the corporation as may be designated from time to time by the Board of Directors, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the corporation before the certificate is issued, it may be issued by the corporation with the same effect as if the person were an officer on the date of issue. The certificates for such shares, if used, shall be of such tenor and design as the Board of Directors from time to time may adopt. Each such certificate of stock shall state:

(a)	That the corporation is incorporated under the laws of the State of West Virginia;

(b)	The name of the person to whom issued;

(c)	The number and class of shares and the designation of the series, if any, which such certificate represents; and

(d)	The par value of each share represented by such certificate, or a statement that such shares are without par value.

Section 3.02. UNCERTIFICATED SHARES. The Board of Directors may authorize the issuance of uncertificated shares by the corporation, and may prescribe procedures for the issuance and registration of transfer thereof, and with respect to such other matters relating to uncertificated shares as the Board of Directors may deem appropriate. No such authorization shall affect previously issued and outstanding shares represented by certificates until such certificates shall have been surrendered to the corporation. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall issue or cause to be issued to the holder of such shares a written statement of the information required to be included on stock certificates under the laws of the State of West Virginia and these Bylaws. Notwithstanding the adoption of any resolution providing for uncertificated shares, each registered holder of stock represented by uncertificated shares shall be entitled, upon request to the custodian of the stock transfer books of the corporation, or other person designated as the custodian of the records of uncertificated shares, to have physical certificates representing such shares registered in such holder’s name.

Section 3.03. TRANSFERS. (a) Transfers of stock shall be made only upon the stock transfer books of the corporation, kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar and, in the case of certificated shares, before a new certificate is issued, the old certificate shall be surrendered for cancellation.

(b) Certificated shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign, and transfer the same, signed by the holder of said certificate. No certificated shares of stock shall be transferred on the books of the corporation until the outstanding certificates therefor have been surrendered to the corporation.

(c) The Board of Directors may, from time to time, by resolution open a share register in any state of the United States, and may employ such transfer agent or agents or registrars of shares as it may deem advisable to keep such register, and to record transfers of shares therein. The Board of Directors may also by resolution further define the powers and duties of such agents or registrars.

(d) All endorsements, assignments, transfers, share powers or other instruments or indicia of transfer of securities standing in the name of the corporation shall be executed for and in the name of the corporation by any two officers of the corporation as may be designated from time to time by the Board of Directors.

Section 3.04. LOST CERTIFICATES. The Board of Directors may order a new certificate or certificates of shares to be issued in place of any certificate or certificates alleged to have been lost or destroyed, but in every such case the owner of the lost certificate or certificates shall first cause to be given to the corporation a bond, with surety or sureties satisfactory to the corporation in such sum as said Board of Directors may in its discretion deem sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction in such matters.

Section 3.05. FIXING RECORD DATE. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders, such date in any case to be not more than forty days and, in the case of a meting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 3.06. REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of West Virginia.

and be it further,

RESOLVED, that the Chief Executed Officer of the corporation or such other officers as he may designate be, and they hereby are, authorized and directed to file such notices and take such other actions as they shall deem necessary or convenient, with the advice of counsel, to place the foregoing Bylaws into effect and to carry out its purposes and their authority to act shall be conclusively, but not exclusively, evidenced by such actions.